Exhibit 8.2

Watson, Farley & Williams LLP
November 6, 2013	1133 Avenue of the Americas New York, New York 10036 Tel +1 212 922 2200 Fax +1 212 922 1512

Navigator Holdings Ltd.

21 Palmer Street

London, SW1H 0AD

United Kingdom

Registration Statement on Form F-1

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Navigator Holdings Ltd., a Marshall Islands corporation (the “Company”), in connection with the proposed initial public offering by the Company of shares of its common stock, par value $0.01 per share, and the proposed sale by certain selling shareholders named in the Registration Statement (as defined below) of shares of common stock of the Company, in each case pursuant to the Company’s registration statement on Form F-1 (such registration statement, any amendments or supplements thereto, including any post-effective amendments, the “Registration Statement”).

As counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement and the prospectus included therein (the “Prospectus”); and

(ii)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company, and subsidiaries and affiliates of the Company as we have deemed relevant and necessary as the basis for the opinion hereafter expressed.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Watson, Farley & Williams LLP is a Delaware limited liability partnership. Any reference to a ‘partner’ means a member of Watson, Farley & Williams LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams LLP or an affiliated undertaking has an office in each of the cities listed.

London — New York — Paris — Hamburg — Munich — Frankfurt — Rome — Milan — Madrid — Athens — Piraeus — Singapore — Bangkok — Hong Kong

Navigator Holdings Ltd.	Page 2
November 6, 2013

Based on the facts as set forth in the Prospectus and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Prospectus under the caption “Non-U.S. Tax Considerations— Republic of the Marshall Islands Tax Consequences” and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson, Farley & Williams LLP with respect to Marshall Islands tax consequences as of the effective date of the Registration Statement (except for the representations and statements of fact of the Company included under such captions, as to which we express no opinion).

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson, Farley & Williams LLP

/s/ Watson, Farley & Williams LLP